UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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Filed by a party other than the Registrant ☐

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☐         Preliminary Proxy Statement

☐         Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐         Definitive Proxy Statement

☒         Definitive Additional Materials

☐         Soliciting Material under §240.14a-12

BROADWIND, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐         Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On May 4, 2023, Broadwind, Inc. (the “Company”) issued the below press release in connection with its investor presentation, which is attached as Exhibit 1 to the Company’s DEFA14A, filed with the U.S. Securities and Exchange Commission on May 4, 2023. A copy of the investor presentation is also available at no charge on the Company’s website at https://investors.bwen.com/.

Broadwind Publishes Investor Presentation Detailing Long-Term Strategy and Track Record for Value Creation

Board Urges Stockholders to Vote on the WHITE Proxy Card “FOR” Broadwind’s Director Nominees

CICERO, Ill., May 4, 2023 (GLOBE NEWSWIRE) -- Broadwind, Inc. (Nasdaq: BWEN, “Broadwind” or the “Company”), a diversified precision manufacturer of specialized components and solutions serving global markets, today released an investor presentation in connection with the upcoming 2023 annual meeting of stockholders, scheduled to be held on May 23, 2023 (the “2023 Annual Meeting”).

The presentation outlines the Company’s business strategy and why the Company’s Board of Directors encourages all stockholders to vote “FOR” each of the Company’s seven highly qualified director candidates using the WHITE proxy card at the 2023 Annual Meeting.

The presentation and other important information relating to the 2023 Annual Meeting can be found through the U.S. Securities and Exchange Commission’s (the “SEC”) website at www.sec.gov.

Stockholders who have any questions or need assistance voting their shares may contact the Company’s proxy solicitor Morrow Sodali LLC:

509 Madison Avenue Suite 1206

New York, New York 10022

Stockholders Call Toll Free: (800) 662-5200

Banks, Brokers, Trustees and Other Nominees Call Collect: (203) 658-9400

Email: BWEN@investor.MorrowSodali.com

ABOUT BROADWIND

Broadwind (NASDAQ: BWEN) is a precision manufacturer of structures, equipment and components for clean tech and other specialized applications. With facilities throughout the U.S., our talented team is committed to helping customers maximize performance of their investments—quicker, easier and smarter. Find out more at www.bwen.com.

Important Additional Information

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s stockholders in connection with its upcoming 2023 Annual Meeting. The Company filed its definitive proxy statement and a WHITE proxy card with the SEC on April 7, 2023 in connection with any such solicitation of proxies from the Company’s stockholders. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. The Company’s definitive proxy statement for the 2023 Annual Meeting contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company’s securities. Information regarding subsequent changes to their holdings of the Company’s securities can be found in the SEC filings on Forms 3, 4 and 5, which are available on the Company’s website at http://investors.bwen.com or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s other SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2022, filed on March 9, 2023. Stockholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge on the Company’s website at http://investors.bwen.com.

CORPORATE CONTACT

Noel Ryan, IRC

BWEN@val-adv.com